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                                                                    EXHIBIT 99.2


                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR


      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of DTE Energy Company in the Registration Statement on Form S-4 of DTE Energy Company dated April 9, 2001.



                                        /s/ ALFRED R. GLANCY III
                                        -------------------------
                                          Alfred R. Glancy III


Dated: April 9, 2001